Exhibit 10.2
D.R. HORTON, INC.
2006 STOCK INCENTIVE PLAN
STOCK AWARD AGREEMENT
          This Stock Award Agreement (this “Agreement”) is made and entered into as of _________________ (the “Effective Date”) by and between D.R. Horton, Inc. (the “Company”), and _________________ (the “Participant”).
          WHEREAS, the Participant is an employee or officer of the Company or any Subsidiary thereof;
          WHEREAS, the Company has established the D.R. Horton, Inc 2006 Stock Incentive Plan (the “Plan”), whereby the Company may issue shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to certain of the employees and officers of the Company and any Subsidiary thereof. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan;
          WHEREAS, in order to attract, motivate and retain the services of the Participant, the Company is willing to issue shares of Common Stock to the Participant on the terms and conditions set forth in this Agreement;
          WHEREAS, Plan Section 8(c) authorizes the Company to grant Shares without any performance criteria or vesting provisions if such Shares are issued in payment or settlement of compensation that has already been earned by the Participant; and
          WHEREAS, the Shares contemplated for grant hereunder are issued in payment or settlement of compensation that the Participant has already earned.
          NOW, THEREFORE, the Company, acting through the Compensation Committee of the Board of Directors, hereby agrees to issue to the Participant certain Shares of Common Stock, and the Participant hereby accepts such Shares, on the terms and conditions hereinafter set forth.
1.	AUTHORITY.
          The shares of Common Stock issuable to the Participant pursuant to this Agreement will be issued pursuant to the authority granted under the Plan and are subject to all the terms and conditions of the Plan, as the same may be amended or otherwise modified from time to time. The interpretation and construction of this Agreement by the Compensation Committee of the Board of Directors of the Company, which has been designated by the Board to administer the Plan (the “Administrator”) and such rules and regulations as may be adopted by the Administrator for the purpose of administering the Plan, shall be final and binding upon the Participant. The Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the Participant.
2.	GRANT OF AWARD.
          Pursuant to the terms of the Plan, ________________ shares of Common Stock (the “Shares”) are hereby issued to the Participant. Such Shares are fully vested and nonforfeitable. They are fully paid and nonassessable, and may be issued in book entry form or by physical delivery, at the Participant’s election.

3.	PAYMENTS TO COMPANY.
          By the execution of this Agreement, the Participant agrees to pay to the Company the amount of federal, state and local taxes that the Company is required to withhold and remit to the taxing authorities applicable to the Participant as a result of the transactions contemplated by this Agreement (collectively, “Taxes”). The Participant shall pay to the Company an amount equal to the Taxes the Company is required to withhold and remit as calculated by the Company in accordance with the rules and regulations of applicable taxing authorities governing the calculation of such withholding. If the Participant fails or refuses to make such payment to the Company on its due date, the Participant hereby authorizes the Company, in addition to any of its other remedies, to withhold from any other compensation or payments due by the Company to the Participant an amount sufficient to pay such withholding plus interest as hereafter provided until such withholding and interest is paid in full. Pursuant to Section 16 of the Plan, unless the Participant chooses to satisfy in cash the Taxes the Company is required to withhold as set forth above, by execution of this Agreement the Participant instructs and authorizes the Company to withhold on the Participant’s behalf the number of shares of Common Stock from those Shares issuable to the Participant at the time of grant as the Company determines to be sufficient to satisfy the Taxes the Company is required to withhold.
4.	COMPLIANCE WITH APPLICABLE LAW.
          The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of such Shares, the Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
5.	MISCELLANEOUS.
          5.1 Notice. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his, her or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his, her or its signature to this Agreement. Each party may also provide notice by sending the other party a facsimile at a number provided by such other party.
          5.2 No Right to Employment. This Agreement is not an employment agreement and shall not confer on the Participant any right to be retained as an Employee or Director of the Company or any Subsidiary, Parent, successor or affiliate of the Company.
          5.3 Plan Controls. The Company and the Participant (by his or her acceptance of this Agreement) agree that each will be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
          5.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, and all questions relating to the validity and performance hereof and remedies hereunder shall be determined in accordance with such law.

          5.5 Modification and No Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 5.5.
          5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.
          5.7 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.
          5.8 Entire Agreement. This Agreement together with any agreement, plans or other documents implementing the terms of this Agreement constitute the entire agreement between the parties hereto relating to the matters encompassed hereby and supersede any prior oral or written agreements.
          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

D.R. HORTON, INC.,
a Delaware corporation

By: The Compensation Committee of the Board of Directors

By:

Name:

Title:

Address for Notices:
     D.R. Horton, Inc.
     301 Commerce Street, Suite 500
     Fort Worth, TX 76102
     Attention: General Counsel

Participant:

Printed Name:

Address for Notices:

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